UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010
PLEXUS CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-14423	39-1344447

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Plexus Way, Neenah, Wisconsin	54956

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(920) 722-3451
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 23, 2010, the Board of Directors of Plexus Corp. (the “Company”) appointed Philip (Phil) R. Martens to the Board, effective immediately. The Board was expanded by one director, to ten directors, in connection with his joining the Board. The Board intends to submit Phil Martens’ name for election by shareholders at the Company’s 2011 Annual Meeting of Shareholders.
Phil Martens, age 50, has served as President, Principal Executive Officer and Chief Operating Officer of Novelis Inc., a leading aluminum rolled products producer, since 2009. From 2006 to 2009, he was an officer at ArvinMeritor, Inc., a global supplier of integrated systems, modules and components. He was President and Chief Operating Officer of Plastech Engineered Products, Inc., an automotive component supplier, from 2005 to 2006. Prior thereto, he held various engineering and leadership positions at Ford Motor Company, most recently serving as Group Vice President, Product Creation. He holds a Master of Business Administration degree from the University of Michigan and has been awarded a Doctorate in Engineering from Lawrence Technical Institution.
Phil Martens does not have any business relationships with the Company. He will receive the same compensation as other non-employee directors of the Company. A committee assignment, and a determination as to his independence, will be made at a future Board meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Also as of September 23, 2010, the Board of Directors of the Company amended Section 3.01 of the Company’s bylaws (the “Bylaws”) to increase the number of authorized directors from nine to ten.
The full text of the Company’s Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, adopted February 13, 2008, amended as of September 23, 2010.
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2010	PLEXUS CORP. (Registrant)
	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Vice President, General Counsel, Corporate Compliance Officer and Secretary

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